Exhibit 99.(l)

Law Office

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, Pennsylvania 19103-7098

(215) 564-8000

June 22, 2007

Board of Trustees

Delaware Enhanced Global Dividend and Income Fund

2005 Market Street

Philadelphia, PA  19103

Ladies and Gentlemen:

We have acted as counsel to the Delaware Enhanced Global Dividend and Income Fund (the “Fund”), a statutory trust organized under Delaware law, in connection with the  issuance and sale by the Fund of its common shares of beneficial interest, no par value (the “Common Shares”) (including shares subject to an overallotment option and shares for a dividend reinvestment plan).  This opinion is furnished in accordance with the requirements of Exhibit L of the Form N-2 Registration Statement under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Securities Act of 1933, as amended (the “Securities Act”).

We have examined the Certificate of Trust of the Fund, the Amended and Restated Agreement and Declaration of Trust of the Fund, the Amended and Restated By-Laws of the Fund, the proposed form of Share Certificates, the Purchase Agreement (the “Purchase Agreement”) proposed to be entered into between the among the Fund, Delaware Management Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Underwriters”), certain resolutions adopted by the Board of Trustees of the Fund relating to the issuance and sale of the Common Shares, and the various pertinent corporate proceedings we deem material.  We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Fund (the “Registration Statement”) under the Investment Company Act and the Securities Act, all as amended to date, as well as other items we deem material to this opinion.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates of public officials, certificates of officers or other representatives of the Fund and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto, other than the Fund, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We also have assumed that the Purchase Agreement will be executed and delivered in substantially the form reviewed by us and that the Common Shares will have been registered by the transfer agent and registrar. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others.

Based upon and subject to the foregoing information and examination, we are of the opinion that, when (i) the Registration Statement becomes effective under the Investment Company Act and Securities Act; (ii) the Purchase Agreement has been duly executed and delivered; and (iii) the Common Shares have been registered by the transfer agent and registrar, and have been delivered to and paid for by the Underwriters in accordance with the provisions of  the Purchase Agreement, the issuance and sale of the Common Shares will have been duly authorized, and the Common Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Fund and we further consent to reference in the registration statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG LLC

BY:	/s/ Alan R. Gedrich
Alan R. Gedrich, a Partner